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                                                                EXHIBIT 23.1


                      CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this annual report on Form 10-K of DoubleClick Inc. for the year ended December 31, 1998 of our report dated January 19, 1999. We also consent to the application of such report to the Financial Statement Schedule for the period from January 23, 1996 (inception) to December 31, 1996 and for the years ended December 31, 1997 and 1998 listed in the accompanying index when such schedule is read in conjunction with the financial statements referred to in our report. The audits referred to in such report also included these schedules.


/s/ PRICEWATERHOUSECOOPERS LLP

PRICEWATERHOUSECOOPERS LLP
New York, New York
January 19, 1999